                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         1999 Annual Report of Form 10-K

                              EXHIBIT NO. 10.14(b)



               AMENDMENT TO DIRECTOR'S LEVERAGED STOCK OPTION PLAN

                         Adopted Effective July 1, 1999

     NOW THEREFORE, BE IT RESOLVED, that the following amendments are hereby adopted effective for LSOs granted for Fiscal 2000 Company performance:

     (a) Section 1.0 Objectives is amended by deleting the second to last Sentence and replacing it with the following:
               "These LSOs become exercisable after they have been held for three years, and they expire at the end of seven years."

     (b)  Section 6.0 Term is replaced in its entirety with the following:
               "All LSOs shall be exercisable beginning on the third anniversary of the date of grant, and shall terminate on the seventh anniversary of the date of grant, unless sooner exercised or the Board determines other dates of grant."